UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2007

Spark Networks plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales

(State or Other Jurisdiction of Incorporation)

000-51195	98-0200628
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 21, 2007, Spark Networks plc issued a press release announcing the appointment of Gregory J. Franchina as the new Chief Investment Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 as well as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01	Other Events.

Employment Agreement with New Chief Information Officer

On May 16, 2007, Spark Networks plc (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Gregory J. Franchina appointing him as Chief Information Officer effective June 1, 2007. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Franchina’s Agreement in Item 8.01 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Term, Salary, Performance Bonus and Other Benefits. The Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the Agreement, Mr. Franchina will receive a base salary of $231,000 per year. Mr. Franchina will also be eligible for an annual bonus with a target amount of $125,000 determined based on the Company’s calendar year revenue, a measure of the Company’s calendar year profits such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, and a discretionary component (the “Performance Bonus”). The Performance Bonus for 2007 will be pro-rated. Payment of the Performance Bonus will be made at the Company’s discretion following the completion of the annual audited financial statements, but in no event later than six (6) months from the last day of each period provided Mr. Franchina has maintained continuous employment with the Company (or is entitled to severance pay as described below). As long as Mr. Franchina is employed on the date on which a Performance Bonus would have been paid for 2007, he will receive a minimum bonus payment of $15,000 for 2007. In the event the Company fails to determine a formula for the Performance Bonus prior to 60 days after the start of a period, Mr. Franchina will earn the pro rata share of the bonus between the start of the period and the date upon which the formula is determined by the Company and presented to Mr. Franchina. Mr. Franchina is eligible for all health and welfare benefits generally available to the Company’s full-time employees, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and vacation.

Option Grants and Change of Control. On June 1, 2007, the Company will grant Mr. Franchina options to purchase 275,000 ordinary shares, 25% of which will vest and become exercisable on June 1, 2008 and thereafter 6.25% will vest at the end of each three-month period. The options will have a term of seven years. Plus, the options will contain a “Change of Control Provision” whereby all unvested options will vest if any person acquires a vested interest in more than 50% of the Company’s shares (other than in connection with the Company’s proposed Scheme of Arrangement). However, in the event a successor company desires to retain Mr. Franchina’s services for the one-year period following a change of control, those options that were accelerated and the payment of any proceeds from such option acceleration will be deposited in an escrow, which will provide that (i) if employment with the successor company is terminated during the one-year period following the change of control by the successor company for cause or by Mr. Franchina without good reason, he will forfeit the accelerated options and any proceeds, and (ii) the accelerated options and any proceeds will be paid to Mr. Franchina immediately upon the earlier of (x) the first anniversary of the change of control if Mr. Franchina maintains continuous employment with the successor company throughout the one-year period, or (y) the date of termination if Mr. Franchina’s employment is terminated for any reason other than by the successor company for cause or by Mr. Franchina without good reason.

Termination Benefits. If the Agreement is terminated by the Company without cause or by Mr. Franchina for good reason, Mr. Franchina will be entitled to receive severance pay from the Company for a period of six months. The amount of severance pay to be paid to Mr. Franchina each month shall be equal to: (i) his current monthly salary plus (ii) if Mr. Franchina has completed more than four months of the then current performance period, one-sixth of the Performance Bonus pro-rated for the completion of the period, with such severance payments to be paid in accordance with the Company’s normal payroll cycle. If the Agreement is terminated by the Company without cause or by Mr. Franchina for good reason after a performance period has been completed, he will receive the Performance Bonus for that period. Termination with “cause” means (i) a material misappropriation of any assets of the Company, (ii) a material breach by Mr. Franchina that has not been cured within 30 days after written notice, (iii) the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude or (iv) gross negligence or willful misconduct in connection with the material duties required by the Agreement. “Good reason” includes (i) the Company’s requirement to relocate to a location in excess of fifty (50) miles from Company’s current office location; (ii) Mr. Franchina’s base salary or Performance Bonus target opportunity is reduced by the Company or unpaid by the Company if earned and payable, or the terms and conditions for stock option agreements are not fully complied with by the Company; (iii) a material reduction in title, duties and/or responsibilities; or (iv) any material breach by Company that is not cured within 30 days of written notice. Mr. Franchina will not be entitled to any severance if his employment is terminated due to death or disability, he voluntarily resigns or is terminated by the Company with cause.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Employment Agreement dated May 16, 2007 between Spark Networks plc and Gregory J. Franchina.

99.1	Press Release dated May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: May 21, 2007	By:	/s/ Mark G. Thompson
	Name:	Mark G. Thompson
	Title:	Chief Financial Officer